    News Release (NYSE:RPT)

RPT REALTY REPORTS SECOND QUARTER 2019 RESULTS; RAISES FULL YEAR 2019 OUTLOOK

•
Net income attributable to common shareholders for the second quarter 2019 of $1.2 million, or $0.01 per diluted share, compared to $2.6 million, or $0.03 per diluted share for the same period in 2018.

•	Raised the midpoint of 2019 guidance assumptions for Same property NOI growth by 100 basis points to 3.75% and operating FFO per share by 2.5 cents to $1.08 per share.

•	Same property net operating income ("Same property NOI") increased 3.9% in the second quarter compared to the same period in 2018.

•	Same property NOI growth was driven by a 4.0% increase in base rent, the third consecutive quarter of 4% or better growth.

•	Ended the second quarter with signed leases on 18 of 20 previously vacant targeted remerchandising spaces.

NEW YORK, New York – July 31, 2019 - RPT Realty (NYSE:RPT) (the "Company") today announced its financial and operating results for the quarter ended June 30, 2019.

"We recently had our one-year anniversary as a new management team. I am confident that we established a strong foundation to consistently grow earnings and create value for shareholders as evidenced by our third consecutive quarter of 4% or better base rent growth,” said Brian Harper, President and Chief Executive Officer. "With a solid foundation, we are positioned to play offense through our earnings and leverage neutral capital recycling initiative. We are actively scouring our target markets for attractive buying opportunities that meet our disciplined investment criteria, while we underwrite all sources of capital to maximize value."

FINANCIAL RESULTS

Net income attributable to common shareholders for the second quarter 2019 of $1.2 million, or $0.01 per diluted share, compared to $2.6 million, or $0.03 per diluted share for the same period in 2018.

FFO for the second quarter 2019 of $23.5 million, or $0.26 per diluted share, compared to $27.9 million, or $0.32 per diluted share for the same period in 2018. The change in FFO was primarily driven by the Company's non-core asset disposition program that concluded in the first quarter 2019.

Operating FFO for the second quarter 2019 of $24.5 million, or $0.27 per diluted share, compared to $35.7 million or $0.40 per diluted share for the same period in 2018. Operating FFO for the second quarter 2019 excludes certain net non-recurring costs that totaled $0.9 million, primarily attributable to executive management reorganization costs and costs associated with the early extinguishment of debt that were partially offset by a gain on a land sale. The change in Operating FFO was primarily driven by the Company's non-core asset disposition program that concluded in the first quarter 2019.

i

OPERATING RESULTS

Same property NOI during the second quarter 2019 increased 3.9% compared to the same period in 2018. Same property NOI growth for the second quarter 2019 was primarily driven by higher base rent of 4.0%.

During the second quarter 2019, the Company signed 62 leases totaling 339,253 square feet. Blended re-leasing spreads on comparable leases were 6.2% with an ABR of $17.63 per square foot. Re-leasing spreads on comparable new and renewal leases were 19.7% and 5.5%, respectively. Excluding one strategic anchor renewal, blended and renewal re-leasing spreads were 8.7% and 8.2%, respectively.

As of June 30, 2019, the Company had $4.5 million of signed not commenced Annualized Base Rent ("ABR") that is scheduled to commence over the next twelve months.

The table below summarizes the Company's leased rate and occupancy results at June 30, 2019, March 31, 2019, and June 30, 2018.

	June 30, 2019	March 31, 2019	June 30, 2018
Consolidated Portfolio
Leased rate	94.9%	94.8%	93.9%
Occupancy	92.4%	91.8%	90.8%
Anchor (GLA of 10,000 square feet or more)
Leased rate	97.5%	97.1%	96.6%
Occupancy	95.3%	94.7%	93.6%
Small Shop (GLA of less than 10,000 square feet)
Leased rate	88.8%	89.6%	87.2%
Occupancy	85.7%	85.0%	84.2%

BALANCE SHEET

The Company ended the second quarter 2019 with liquidity of $396.9 million, including $47.1 million in cash and cash equivalents and $349.8 million of availability on its unsecured revolving credit facility. At June 30, 2019, the Company had approximately $935.2 million of consolidated debt and finance lease obligations, which resulted in a net debt to annualized proforma adjusted EBITDA ratio of 6.6x. Consolidated debt had a weighted average interest rate of 4.07% and a weighted average maturity, excluding scheduled amortization, of 4.9 years.

DIVIDEND

On July 30, 2019, the Company’s Board of Trustees declared a third quarter 2019 regular cash dividend of $0.22 per common share. The Board of Trustees also approved a third quarter 2019 Series D convertible preferred share dividend of $0.90625 per share. The dividends for the period July 1, 2019 through September 30, 2019 are payable on October 1, 2019 for shareholders of record on September 20, 2019.

ORGANIZATIONAL UPDATE

On June 27, 2019, the Company's Board of Trustees elected David J. Nettina as Chairman of the Board. Mr. Nettina's election reflects his years of public company, real estate and finance experience in addition to his dedicated leadership during his 10 year tenure on the Board. Also, as previously-announced, Joanna Lau, an expert in the technology and retail industries, was elected to the Company's Board of Trustees, effective April 29, 2019. Since September 2018, the Company has elected three new Trustees who complement the experience and backgrounds of the existing Board while adding diversity to the independent Board.

As previously announced, the Company has appointed Courtney A. Smith to the role of Senior Vice President of Investments. Mr. Smith will be responsible for the evaluation and execution of all acquisitions and dispositions. Mr. Smith has 13 years of experience in the real estate industry and most recently served as Vice President of Investments for Retail Properties of America where he executed approximately $2.3 billion of acquisitions and dispositions. Mr. Smith joined the Company on July 22, 2019.

2019 GUIDANCE

The Company's previously provided 2019 earnings guidance has been updated as shown in the table below.

Guidance item	Prior 2019 Guidance Range			Updated 2019 Guidance Range			2Q 2019	YTD
Net income per common share (diluted)	$0.16	to	$0.19	$0.20	to	$0.22	$0.01	$0.12
Same property NOI growth	2.25%	to	3.25%	3.25%	to	4.25%	3.9%	4.2%
General and administrative expenses (in millions)(1)	$23.75	to	$25.00	$23.75	to	$25.00	$5.8	$12.1
Dispositions (in millions)(2)	$68.5			$68.5			$0.0	$68.5
Operating FFO per diluted share	$1.04	to	$1.07	$1.07	to	$1.09	$0.27	$0.54
(1} Excludes the impact of non-recurring executive transition and employee severance charges and gains as noted in the Reconciliation of Non-GAAP Financial Measures Funds from Operations section of the release

(2) Excludes land / outparcel dispositions

CONFERENCE CALL/WEBCAST:

The Company will host a live broadcast of its second quarter 2019 conference call on Thursday, August 1, 2019 at 10:00 a.m. (ET) to discuss its financial and operating results.

Date:	Thursday, August 1, 2019
Time:	10:00 a.m. ET
Dial in #:	(877) 705-6003
International Dial in #	(201) 493-6725
Webcast:	investors.rptrealty.com

A telephonic replay of the call will be available through August 8, 2019.  The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering passcode 13690847.  A webcast replay will also be archived on the Company’s website for twelve months.

SUPPLEMENTAL MATERIALS

The Company’s quarterly financial and operating supplement is available on its corporate web site at rptrealty.com. If you wish to receive a copy via email, please send requests to invest@rptrealty.com.

RPT Realty owns and operates a national portfolio of open-air shopping destinations principally located in top U.S. markets. The Company's locally-curated consumer experiences reflect the lifestyles of its diverse neighborhoods and match the modern expectations of its retail partners. The Company is a fully integrated and self-administered REIT publicly traded on the New York Stock Exchange under the ticker symbol RPT. As of June 30, 2019, the Company's portfolio consisted of 49 shopping centers (including 1 shopping center owned through a joint venture) representing 11.9 million square feet. As of June 30, 2019, the Company’s aggregate portfolio was 95.0% leased. For additional information about the Company please visit rptrealty.com.

This press release may contain forward-looking statements that represent the Company’s expectations and projections for the future. Management of the Company believes the expectations reflected in any forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, including deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, our continuing ability to qualify as a REIT and other factors discussed in the Company’s reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date hereof and the Company expressly disclaims any obligation to update any forward-looking statements.

Company Contact:
Vin Chao, Vice President - Finance
19 W 44th St. 10th Floor, Ste 1002
New York, New York 10036
vchao@rptrealty.com
(212) 221-1752

RPT REALTY
OPERATING FFO ATTRIBUTABLE TO COMMON AND OP UNIT HOLDERS GUIDANCE

	Per Share Guidance Range
	Full Year 2019
	Low		High
Net income available to common shareholders	$0.20	to	$0.22
Depreciation and amortization	0.85	to	0.85
Convertible preferred dividend	0.08	to	0.08
Net income attributable to noncontrolling interests	0.01	to	0.01
Share count adjustment(1)	(0.02)	to	(0.02)
(Gain)/Loss on sale of investment properties	(0.06)	to	(0.06)
Non-recurring costs/(gains) excluded from OFFO	0.01	to	0.01
OFFO available to common shareholders and dilutive securities	$1.07	to	$1.09
(1) OP Units and Convertible Preferred shares are excluded from the diluted share count for Net Income, but included for OFFO

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RPT REALTY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30, 2019	December 31, 2018

ASSETS	(unaudited)
Income producing properties, at cost:
Land	$361,973	$373,490
Buildings and improvements	1,605,354	1,652,283
Less accumulated depreciation and amortization	(364,314)	(358,195)
Income producing properties, net	1,603,013	1,667,578
Construction in progress and land available for development	49,597	53,222
Net real estate	1,652,610	1,720,800
Equity investments in unconsolidated joint ventures	1,492	1,572
Cash and cash equivalents	47,072	41,064
Restricted cash and escrows	4,274	3,658
Accounts receivable, net	22,203	23,802
Acquired lease intangibles, net	38,096	44,432
Operating lease right-of-use assets	17,425	—
Other assets, net	90,722	93,112
TOTAL ASSETS	$1,873,894	$1,928,440

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable, net	$934,223	$963,149
Finance lease obligation	975	975
Accounts payable and accrued expenses	48,356	56,355
Distributions payable	19,766	19,728
Acquired lease intangibles, net	43,648	48,647
Operating lease liabilities	16,188	—
Other liabilities	7,274	8,043
TOTAL LIABILITIES	1,070,430	1,096,897

Commitments and Contingencies

RPT Realty ("RPT") Shareholders' Equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 1,849 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	92,427	92,427
Common shares of beneficial interest, $0.01 par, 120,000 shares authorized, 79,816 and 79,734 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	798	797
Additional paid-in capital	1,167,060	1,164,848
Accumulated distributions in excess of net income	(475,819)	(450,130)
Accumulated other comprehensive income	42	4,020
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	784,508	811,962
Noncontrolling interest	18,956	19,581
TOTAL SHAREHOLDERS' EQUITY	803,464	831,543
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,873,894	$1,928,440

RPT REALTY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
REVENUE
Rental income	$56,641	$68,872	$114,999	$130,690
Other property income	681	1,047	1,980	1,861
Management and other fee income	39	48	90	134
TOTAL REVENUE	57,361	69,967	117,069	132,685

EXPENSES
Real estate tax expense	8,722	10,602	18,544	20,759
Recoverable operating expense	5,343	6,141	12,024	12,947
Non-recoverable operating expense	2,709	1,759	5,199	3,471
Depreciation and amortization	20,628	23,457	39,847	44,569
Acquisition costs	—	233	—	233
General and administrative expense	6,530	12,730	12,596	17,906
Provision for impairment	—	216	—	216
TOTAL EXPENSES	43,932	55,138	88,210	100,101

OPERATING INCOME	13,429	14,829	28,859	32,584

OTHER INCOME AND EXPENSES
Other (expense) income, net	(123)	(68)	(231)	185
Gain on sale of real estate	371	181	6,073	181
Earnings from unconsolidated joint ventures	26	202	80	273
Interest expense	(10,084)	(10,708)	(20,433)	(21,309)
Loss on extinguishment of debt	(622)	—	(622)	—
INCOME BEFORE TAX	2,997	4,436	13,726	11,914
Income tax provision	(35)	(33)	(71)	(51)
NET INCOME	2,962	4,403	13,655	11,863
Net income attributable to noncontrolling partner interest	(69)	(101)	(319)	(275)
NET INCOME ATTRIBUTABLE TO RPT	2,893	4,302	13,336	11,588
Preferred share dividends	(1,675)	(1,675)	(3,350)	(3,350)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,218	$2,627	$9,986	$8,238

EARNINGS PER COMMON SHARE
Basic	$0.01	$0.03	$0.12	$0.10
Diluted	$0.01	$0.03	$0.12	$0.10

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	79,764	79,519	79,754	79,471
Diluted	80,156	79,621	80,148	79,574

RPT REALTY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FUNDS FROM OPERATIONS
(In thousands, except per share data)
(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$2,962	$4,403	$13,655	$11,863
Net income attributable to noncontrolling partner interest	(69)	(101)	(319)	(275)
Preferred share dividends	(1,675)	(1,675)	(3,350)	(3,350)
Net income available to common shareholders	1,218	2,627	9,986	8,238
Adjustments:
Rental property depreciation and amortization expense	20,527	23,425	39,649	44,475
Pro-rata share of real estate depreciation from unconsolidated joint ventures	14	73	28	145
Gain on sale of depreciable real estate	—	—	(5,702)	—
FFO available to common shareholders	21,759	26,125	43,961	52,858

Noncontrolling interest in Operating Partnership (1)	69	101	319	275
Preferred share dividends (assuming conversion) (2)	1,675	1,675	3,350	3,350
FFO available to common shareholders and dilutive securities	$23,503	$27,901	$47,630	$56,483

Gain on sale of land	(371)	(181)	(371)	(181)
Provision for impairment on land available for development	—	216	—	216
Severance expense (3)	—	55	98	69
Executive management reorganization, net (3)(4)	698	7,523	446	7,942
Acquisition costs	—	233	—	233
Cost associated with early extinguishment of debt	622	—	622	—
Other gain	—	—	—	(398)
Operating FFO available to common shareholders and dilutive securities	$24,452	$35,747	$48,425	$64,364

Weighted average common shares	79,764	79,519	79,754	79,471
Shares issuable upon conversion of Operating Partnership Units (1)	1,909	1,916	1,909	1,916
Dilutive effect of restricted stock	392	102	394	103
Shares issuable upon conversion of preferred shares (2)	6,923	6,803	6,923	6,803
Weighted average equivalent shares outstanding, diluted	88,988	88,340	88,980	88,293

FFO available to common shareholders and dilutive securities per share, diluted	$0.26	$0.32	$0.54	$0.64

Operating FFO available to common shareholders and dilutive securities per share, diluted	$0.27	$0.40	$0.54	$0.73

Dividend per common share	$0.22	$0.22	$0.44	$0.44
Payout ratio - Operating FFO	78.6%	55.0%	80.0%	60.3%

(1)	The total noncontrolling interest reflects OP units convertible 1:1 into common shares.

(2)
Series D convertible preferred shares are paid annual dividends of $6.7 million and are currently convertible into approximately 6.9 million shares of common stock. They are dilutive only when earnings or FFO exceed approximately $0.24 per diluted share per quarter and $0.97 per diluted share per year. The conversion ratio is subject to adjustment based upon a number of factors, and such adjustment could affect the dilutive impact of the Series D convertible preferred shares on FFO and earning per share in future periods.

(3)	Amounts noted are included in General and Administrative expense on the Condensed Consolidated Statements of Operations

(4)
2Q19 includes severance and accelerated vesting of restricted stock associated with our former Executive Vice President of Transactions and performance award expense related to the Company's former Chief Executive Officer. 2Q18 includes severance, accelerated vesting of restricted stock and performance award charges and the benefit from the forfeiture of unvested restricted stock and performance awards associated with our former Chief Executive, Chief Operating and Chief Financial officers, in addition to recruiting fees and cash inducement bonuses related to the June 2018 hiring of our current Chief Executive and Chief Financial officers.

RPT REALTY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation of net income available to common shareholders to Same Property NOI

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income available to common shareholders	$1,218	$2,627	$9,986	$8,238
Preferred share dividends	1,675	1,675	3,350	3,350
Net income attributable to noncontrolling partner interest	69	101	319	275
Income tax provision	35	33	71	51
Interest expense	10,084	10,708	20,433	21,309
Costs associated with early extinguishment of debt	622	—	622	—
Earnings from unconsolidated joint ventures	(26)	(202)	(80)	(273)
Gain on sale of real estate	(371)	(181)	(6,073)	(181)
Other expense (income), net	123	68	231	(185)
Management and other fee income	(39)	(48)	(90)	(134)
Depreciation and amortization	20,628	23,457	39,847	44,569
Acquisition costs	—	233	—	233
General and administrative expenses	6,530	12,730	12,596	17,906
Provision for impairment	—	216	—	216
Lease termination fees	(83)	(105)	(232)	(105)
Amortization of lease inducements	128	43	224	86
Amortization of acquired above and below market lease intangibles, net	(2,463)	(6,266)	(3,372)	(7,388)
Straight-line ground rent expense	76	76	153	153
Straight-line rental income	(574)	(684)	(1,384)	(1,562)
NOI	37,632	44,481	76,601	86,558
NOI from Other Investments	1,457	(6,861)	1,257	(11,861)
Same Property NOI	$39,089	$37,620	$77,858	$74,697

RPT REALTY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

	Three Months Ended June 30,
	2019		2018
Reconciliation of net income to annualized proforma adjusted EBITDA
Net income	$2,962		$4,403
Interest expense	10,084		10,708
Income tax provision	35		33
Depreciation and amortization	20,628		23,457
Gain on sale of depreciable real estate	—		(181)
Provision for impairment on depreciable real estate	—		216
Pro-rata adjustments from unconsolidated entities	14		73
EBITDAre	33,723		38,709

Severance expense	—		55
Executive management reorganization, net	698		7,523
Gain on sale of land	(371)		—
Costs associated with early extinguishment of debt	622		—
Adjusted EBITDA	34,672		46,287
Proforma adjustments (1)	(839)		(5,233)
Proforma adjusted EBITDA	$33,833		$41,054
Annualized proforma adjusted EBITDA	$135,332		$164,216

Reconciliation of Notes Payable, net to Net Debt
Notes payable, net	$934,223		$1,027,803
Unamortized premium	(2,464)		(3,449)
Deferred financing costs, net	2,083		3,448
Consolidated notional debt	933,842		1,027,802
Finance lease obligation	975		1,022
Cash and cash equivalents	(47,072)		(5,252)
Net debt	$887,745		$1,023,572

Reconciliation of interest expense to total fixed charges
Interest expense	$10,084		$10,708
Preferred share dividends	1,675		1,675
Scheduled mortgage principal payments	638		625
Total fixed charges	$12,397		$13,008

Net debt to annualized proforma adjusted EBITDA	6.6	x	6.2	x
Interest coverage ratio (proforma adjusted EBITDA / interest expense)	3.4	x	4.3	x
Fixed charge coverage ratio (proforma adjusted EBITDA / fixed charges)	2.7	x	3.6	x

(1)
2Q19 excludes $1.4 million from the acceleration of a below market lease, offset by $0.6 million of loss from dispositions. 2Q18 includes $5.2 million from the acceleration of a below market lease. The proforma adjustments treat the activity as if they occurred at the start of each quarter.

RPT Realty
Non-GAAP Financial Definitions

Certain of our key performance indicators are considered non-GAAP financial measures. Management uses these measures along with our GAAP financial statements in order to evaluate our operations results. We believe these additional measures provide users of our financial information additional comparable indicators of our industry, as well as our performance.

Funds From Operations (FFO) Available to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), Funds From Operations (FFO) represents net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of depreciable property and impairment provisions on depreciable real estate or on investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, plus depreciation and amortization of depreciable real estate, (excluding amortization of financing costs). Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We have adopted the NAREIT definition in our computation of FFO available to common shareholders.

Operating FFO Available to Common Shareholders
In addition to FFO available to common shareholders, we include Operating FFO available to common shareholders as an additional measure of our financial and operating performance. Operating FFO excludes acquisition costs and periodic items such as gains (or losses) from sales of land and impairment provisions on land available for development, bargain purchase gains, severance expense, executive management reorganization costs, net, accelerated amortization of debt premiums and gains or losses on extinguishment of debt that are not adjusted under the current NAREIT definition of FFO. We provide a reconciliation of FFO to Operating FFO. FFO and Operating FFO should not be considered alternatives to GAAP net income available to common shareholders or as alternatives to cash flow as measures of liquidity.

While we consider FFO available to common shareholders and Operating FFO available to common shareholders useful measures for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable. We recognize the limitations of FFO and Operating FFO when compared to GAAP net income available to common shareholders. FFO and Operating FFO available to common shareholders do not represent amounts available for needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. In addition, FFO and Operating FFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the payment of dividends. FFO and Operating FFO are simply used for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs. Our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable.

Net Operating Income (NOI)
Net Operating Income (NOI) is calculated using consolidated net income available to common shareholders and adjusted to exclude preferred share dividends, net income/loss attributable to noncontrolling partner interest, income tax provisions, interest expense and other associated debt costs, earnings from unconsolidated joint ventures, management and other fee income, depreciation and amortization, acquisition costs, general and administrative expenses, provisions for impairments, lease termination fees, straight-line rent/expense, amortization of above/below market rent and lease inducements. NOI consists of Same Property NOI and NOI from Other Investment Properties.

Same Property NOI and NOI from Other Investments
Same Property NOI and NOI from Other Investments are supplemental non-GAAP financial measures of real estate companies' operating performance. Same Property NOI is considered by management to be a relevant performance measure of our operations because it includes only the NOI of comparable consolidated operating properties for the reporting period. Same Property NOI for the three and six months ended June 30, 2019 represents NOI from the Company's same property portfolio consisting of 46 consolidated operating properties acquired or placed in service and stabilized prior to January 1, 2018. Same Property NOI excludes properties under redevelopment or where activities have started in preparation for redevelopment. A property is designated as a redevelopment when planned improvements significantly impact the property. Same Property NOI is calculated using consolidated operating income and adjusted to exclude management and other fee income, depreciation and amortization, general and administrative expense, provision for impairment and non-comparable income and expense adjustments such as straight-line rents, lease termination fees, above/below market rents, and other non-comparable operating income and expense adjustments. NOI from Other Investments for the three and six months ended June 30, 2019 and 2018 represents NOI primarily from (i) properties disposed of during 2018 and 2019, (ii) Webster Place and Rivertowne Square where the Company has begun activities in anticipation of future redevelopment, (iii) certain property related employee compensation and benefits expense and (iv) non-comparable operating income and expense adjustments.

Same Property NOI and NOI from Other Investments should not be considered an alternative to net income in accordance with GAAP or as a measure of liquidity. Our method of calculating Same Property NOI and NOI from Other Investments may differ from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

RPT Realty
Non-GAAP Financial Definitions (continued)

EBITDAre/Adjusted EBITDA/Proforma Adjusted EBITDA
NAREIT defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense (benefit), depreciation and amortization and impairment of depreciable real estate and in substance real estate equity investments; plus or minus gains or losses from sales of operating real estate assets and interests in real estate equity investments; and adjustments to reflect our share of unconsolidated real estate joint ventures and partnerships for these items. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. The Company also presents Adjusted EBITDA which is EBITDAre net of severance expense and other non-recurring items. EBITDAre and Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. Proforma Adjusted EBITDA further adjusts for the effect of the acquisition or disposition of properties during the period.

Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.

Leased Rate
Lease Rate is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property occupied by tenants at the time the lease was executed with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.

Metropolitan Statistical Area (MSA)
Metropolitan Statistical Area (MSA) information is sourced from the United States Census Bureau and rank is determined based on the most recently available population estimates.